UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 10, 2006

VYYO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30189	94-3241270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4015 Miranda Avenue, First Floor, Palo Alto, California		94304
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code  (650) 319-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On February 10, 2006, Vyyo Inc. (the “Registrant”) entered into an Employment Agreement with Davidi Gilo, the Registrant’s Chief Executive Officer and Chairman of the Board of Directors (the “2006 Employment Agreement”), which replaces and supersedes his Employment Agreement dated as of January 1, 2000 and as amended August 1, 2001 (the “Original Employment Agreement”).

The 2006 Employment Agreement is for a three-year term, with automatic renewals thereafter for terms of one year each, subject to termination upon prior notice by either party. Under the 2006 Employment Agreement, in exchange for 30 hours of services per week, Mr. Gilo will receive an annual base salary of $400,000, which will be reviewed on or before December 31, 2006 and thereafter based on Mr. Gilo’s services and the Registrant’s financial results.   Mr. Gilo is eligible to receive employee benefits available to all employees, is eligible to participate in bonus plans that may be adopted by the Registrant’s Board of Directors and shall receive an additional bonus based on his performance and that of the Registrant each year as determined by the Board of Directors or Compensation Committee.  In addition, Mr. Gilo is eligible for stock options that may be awarded by the Registrant, and he shall accrue 30 days of paid vacation for each 12 months of employment.

If the 2006 Employment Agreement is terminated without “Cause” (as defined therein), all of Mr. Gilo’s unvested options shall vest immediately and Mr. Gilo shall receive a severance payment equal to the greater of (a) the full amount of compensation that Mr. Gilo could have expected under the 2006 Employment Agreement (without bonus) through the end of the term; or (b) 18 months of his then-current salary without bonus.  If the 2006 Employment Agreement is terminated without Cause after the initial three-year term, all of Mr. Gilo’s unvested options shall vest immediately and Mr. Gilo shall receive a severance payment of 18 months of his then-current salary without bonus.  If the 2006 Employment Agreement is terminated by the Registrant for Cause, Mr. Gilo shall receive a severance payment equal to three months of his then-current salary without bonus.  If Mr. Gilo voluntarily terminates the 2006 Employment Agreement, he shall receive a severance payment of nine months of his then current salary without bonus.

Item 1.02                                             Termination of a Material Definitive Agreement.

Effective February 10, 2006, the Original Employment Agreement between the Registrant and Mr. Gilo was replaced and superseded by the 2006 Employment Agreement, as described above in Item 1.01, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYYO INC.

Date: February 15, 2006	By:	/s/ Andrew P. Fradkin
Andrew P. Fradkin
General Counsel and Secretary